GREAT AMERICAN RESERVE INSURANCE COMPANY

                          11815 N. Pennsylvania Street
                           Carmel, Indiana 46032-4572
                                 (317) 817-3700

                                 A Stock Company

GREAT AMERICAN RESERVE INSURANCE COMPANY (the "Company") agrees with the Group Contract Owner to provide benefits to the Certificate Owners, subject to the provisions set forth in this Certificate and in consideration of Purchase Payments received from the Certificate Owners.

RIGHT TO EXAMINE CERTIFICATE: Within 10 days of the date of receipt of a Certificate under this Certificate by a Certificate Owner, it may be returned by delivering or mailing it to the Company at its Administrative Office. When the Certificate is received by the Company, it will be voided as if it had never been in force. The Company will refund the Certificate Value computed at the end of the Valuation Period during which the Certificate is received by the Company at its Administrative Office.

           THIS IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE COMPANY
                          READ YOUR CONTRACT CAREFULLY

SIGNED FOR THE COMPANY AT CARMEL, INDIANA, ON THE CERTIFICATE DATE.

   ABCDEFGH                                                        ABCDEFGH

   SECRETARY                                                       PRESIDENT



                          ALLOCATED FIXED AND VARIABLE
                            GROUP ANNUITY CERTIFICATE
                                NON-PARTICIPATING

WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. NON FORFEITURE VALUES MAY INCREASE OR DECREASE BASED ON THE MARKET VALUE ADJUSTMENT SPECIFIED IN THIS CERTIFICATE.



                                TABLE OF CONTENTS

CERTIFICATE SCHEDULE.........................................................4

DEFINITIONS..................................................................7

PURCHASE PAYMENT PROVISIONS..................................................8
         PURCHASE PAYMENTS...................................................8
         ALLOCATION OF PURCHASE PAYMENTS.....................................9

SEPARATE ACCOUNT PROVISIONS..................................................9
         THE SEPARATE ACCOUNTS...............................................9
         VARIABLE ACCOUNT....................................................9
         VALUATION OF ASSETS.................................................9
         ACCUMULATION UNITS..................................................9
         ACCUMULATION UNIT VALUE.............................................9
         MORTALITY AND EXPENSE RISK CHARGE..................................10
         ADMINISTRATIVE CHARGE..............................................10
         DISTRIBUTION EXPENSE CHARGE........................................10

MVA ACCOUNT PROVISIONS......................................................10
         MVA ACCOUNT........................................................10
         INTEREST TO BE CREDITED............................................10
         GUARANTEE PERIOD...................................................10
         MULTIPLE GUARANTEE PERIODS.........................................10
         CHANGE IN GUARANTEE PERIOD.........................................10
         MARKET VALUE ADJUSTMENT............................................11
         MVA ACCOUNT VALUES.................................................11

FIXED ACCOUNT PROVISIONS....................................................11
         FIXED ACCOUNT VALUES...............................................11
         INTEREST TO BE CREDITED............................................11

CERTIFICATE VALUE...........................................................11

CERTIFICATE MAINTENANCE CHARGE..............................................12
         DEDUCTION FOR CERTIFICATE MAINTENANCE CHARGE.......................12

TRANSFERS...................................................................12
         TRANSFERS DURING THE ACCUMULATION PERIOD...........................12
         TRANSFERS DURING THE ANNUITY PERIOD................................12

WITHDRAWAL PROVISIONS.......................................................13
         WITHDRAWALS........................................................13
         CONTINGENT DEFERRED SALES CHARGE...................................13
         WITHDRAWAL CHARGE..................................................13

PROCEEDS PAYABLE ON DEATH...................................................13
         DEATH OF OWNER DURING THE ACCUMULATION PERIOD......................13
         DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD................13
         DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD...............14
         DEATH OF OWNER DURING THE ANNUITY PERIOD...........................14
         DEATH OF ANNUITANT DURING THE ACCUMULATION PERIOD..................14
         DEATH OF THE ANNUITANT DURING THE ANNUITY PERIOD...................14
         PAYMENT OF DEATH BENEFIT...........................................14
         BENEFICIARY........................................................14
         CHANGE OF BENEFICIARY..............................................15

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION................................15

CERTIFICATE OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS..............15
         CERTIFICATE OWNER..................................................15
         JOINT CERTIFICATE OWNER............................................15
         GROUP CONTRACT OWNER...............................................15
         ANNUITANT..........................................................15
         ASSIGNMENT OF A CERTIFICATE........................................16

ANNUITY PROVISIONS..........................................................16
         GENERAL............................................................16
         ANNUITY DATE.......................................................16
         SELECTION OF AN ANNUITY OPTION.....................................16
         FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS...........................16
         ANNUITY OPTIONS....................................................16
                OPTION 1. INCOME FOR SPECIFIED PERIOD
                OPTION 2. LIFE  INCOME......................................16
                OPTION 3. INCOME OF SPECIFIED AMOUNT........................16
                OPTION 4. JOINT AND SURVIVOR INCOME.........................16
         ANNUITY............................................................17
         FIXED ANNUITY......................................................17
         VARIABLE ANNUITY...................................................17
         ANNUITY UNIT.......................................................17
         MORTALITY TABLES...................................................17

GENERAL PROVISION...........................................................17
         THE CERTIFICATE....................................................17
         MISSTATEMENT OF AGE................................................18
         INCONTESTABILITY...................................................18
         MODIFICATION.......................................................18
         NON-PARTICIPATION..................................................18
         EVIDENCE OF SURVIVAL...............................................18
         PROOF OF AGE`......................................................18
         PROTECTION OF PROCEEDS.............................................18
         REPORTS............................................................18
         PREMIUM TAXES......................................................18
         OTHER TAXES........................................................18
         REGULATORY REQUIREMENTS............................................18

ANNUITY OPTION TABLES.......................................................19



                              CERTIFICATE SCHEDULE

CERTIFICATE OWNER:   [John Doe]       CERTIFICATE ISSUE DATE: [November 1, 1997]

CERTIFICATE NUMBER:  [12345]          ANNUITY DATE:           [November 1, 2032]


PURCHASE PAYMENTS UNDER EACH CERTIFICATE:
         INITIAL PURCHASE PAYMENT:                   [$5,000 Non-Qualified; $2,000 IRA]

         MINIMUM SUBSEQUENT PURCHASE PAYMENT:        [$500 ($50 for IRAs & EFTs); or $200 monthly for
                                                     non qualified contracts if the automatic premium
                                                     check option is elected.]

         MAXIMUM TOTAL PURCHASE PAYMENT:             [$500,000, without prior Company approval]

          ALLOCATION GUIDELINES:

          [1. The Certificate Owner can select any of the investment options, including the Sub-Accounts of the Variable Account, the MVA Account and the Fixed Account Options. However, Certificate Owners are limited to 15 Sub-Accounts at any one time.

          2. If the Purchase Payments and forms required to issue a Certificate are in good order, the initial Purchase Payment will be credited to the Certificate Owners Account within two (2) business days after receipt at the Administrative Office. Additional Purchase Payments will be credited to the Certificate Owner's Account as of the Valuation Period when they are received.

          3. Allocation percentages must be in whole numbers. Each allocation must be at least 1%.

          4. The minimum amount which must be allocated for any Guarantee Period in the MVA Account is $2,000. The company reserves the right to change this minimum in the future.]

BENEFICIARY:
          [As designated by the Certificate Owner at the Certificate Issue Date, unless subsequently changed.]

CERTIFICATE MAINTENANCE CHARGE:
          [The Certificate Maintenance Charge is $30 each Certificate Year. The Company reserves the right to change the Certificate Maintenance Charge but it will not exceed $60 per Certificate Year. During the Accumulation Period, if the Certificate Value on the Certificate Anniversary is at least $50,000, then no Certificate Maintenance Charge will be deducted. During the Accumulation Period, a total withdrawal is made on other than a Certificate Anniversary and the Certificate Value for the Valuation Period during which the total withdrawal is made is less than $50,000, the full Certificate Maintenance Charge will be deducted at the time of the total withdrawal. If at annuitization, the Annuity Date is not the Certificate Anniversary and the Certificate Value on the Annuity Date is less than $50,000, then the full Certificate Maintenance Charge will be deducted on the Annuity Date. During the Annuity Period, no Certificate Maintenance Charge will be deducted.]

MORTALITY AND EXPENSE RISK CHARGE:
          [Equal, on an annual basis, to 1.25% of the average daily net asset value of the Variable Account.]

ADMINISTRATIVE CHARGE:
          [Equal, on an annual basis, to .15% of the average daily net asset value of the Variable Account. The Company may increase this charge; however, the maximum Administrative Charge will not exceed .25% of the average daily net asset value of the Variable Account. In the event of an increase, the Company will give Certificate Owners 90 days prior notice of the increase.]

DISTRIBUTION EXPENSE CHARGE:
          [NONE]

TRANSFERS:
          NUMBER OF TRANSFERS PERMITTED: [There are currently no limits on the number of transfers that can be made during the Accumulation Period. Certificate Owners are permitted two transfers per Certificate Year during the Annuity Period.]

          TRANSFER FEE: [The Company does not assess a Transfer Fee on one transfer in a 30 day period during the Accumulation Period or the two transfers permitted during the Annuity Period. You can transfer among the Sub-Accounts at least once every 30 days. If you transfer more often, you may be assessed a $25 fee. The Company reserves the right to change the transfer fee. All reallocations made on a given date count as one transfer. Transfers made at the end of the Right to Examine Certificate period by the Company and any transfers made pursuant to a pre-approved Dollar Cost Averaging Program or pursuant to a pre-approved Rebalancing Program will not be counted in determining the application of the Transfer Fee.]

          MINIMUM AMOUNT TO BE TRANSFERRED: [$500 (from any Sub-Account or any Guarantee Period of the MVA Account), or the Certificate Owner's entire interest in the Sub-Account or the Guarantee Period, if less. This requirement is waived if the transfer is pursuant to a pre-approved Dollar Cost Averaging Program or Rebalancing Program. Transfers from the Fixed Account are limited to 20% of the Certificate Value every six (6) months.]

          MINIMUM  AMOUNT  WHICH MUST REMAIN IN EACH  ACCOUNT  AFTER A TRANSFER:
          [$500 per Sub-Account or a Guarantee Period in the MVA Account; or $0 if the entire amount in any Sub-Account of the Variable Account or a Guarantee Period in the MVA Account is transferred.]

          MAXIMUM AMOUNT WHICH CAN BE TRANSFERRED FROM THE FIXED ACCOUNT OR MVA ACCOUNT TO THE VARIABLE ACCOUNT: [NONE]

WITHDRAWALS:
          CONTINGENT DEFERRED SALES CHARGE: A Contingent Deferred Sales Charge is assessed against each Purchase Payment withdrawn [and will result in a reduction in remaining Certificate Value.] The Purchase Payment is tracked from its date of receipt and the charges are determined in accordance with the following:

Number of Years from Receipt                            Contingent Deferred
   of Purchase Payment                                     Sales Charge
   -------------------                                     ------------
     1st Year                                                     7%
     2nd Year                                                     7%
     3rd Year                                                     6%
     4th Year                                                     5%
     5th Year                                                     4%
     6th Year                                                     3%
     7th Year                                                     2%
8th Year and later                                                0%

Waiver of Contingent Deferred Sales Charge: In every Certificate Year, an amount equal to the greater of: (i) 10% of the Certificate Value, on a non-cumulative basis, (ii) the IRS minimum distribution requirement, if the Certificate was issued as an IRA, or (iii) the total premiums paid that have been in the Certificate more than seven complete years is available free of Contingent Deferred Sales Charges.

WITHDRAWAL CHARGE:  [NONE]

MINIMUM PARTIAL WITHDRAWAL: [$500 from each Sub-Account of the Variable Account, each Guarantee Period of the MVA Account and the Fixed Account. This requirement is waived if the partial withdrawal is pursuant to the Systematic Withdrawal Program.]

MINIMUM  CERTIFICATE  VALUE  WHICH MUST  REMAIN IN  CERTIFICATE  AFTER A PARTIAL
WITHDRAWAL: [$500]

MINIMUM CERTIFICATE VALUE WHICH MUST REMAIN IN ANY SUB-ACCOUNT OF THE VARIABLE ACCOUNT AFTER A PARTIAL WITHDRAWAL: [$500]

     MAXIMUM  AMOUNT  WHICH CAN BE  WITHDRAWN  FROM THE FIXED AND MVA  ACCOUNTS:
     [There is currently no limitation on the maximum amount which can be withdrawn from the Fixed Account or the MVA Account.]

SEPARATE ACCOUNTS:  Variable Account        [Great American Reserve Variable Annuity Account F for the
                                            Variable Annuity portion of the Contract.]

                    and

                    MVA Account             [Great American Reserve Market Value Adjustment Account for the
                                            portion of the Contract that may be subject to a Market Value
                                            Adjustment.]

MVA ACCOUNT:

         Minimum Guaranteed Interest Rate:  3%
         Current MVA Account Guarantee Period Options and
         Credited Interest Rates:
                  [1 Year].         [XX%]
                  [3 Years]         [XX%]
                  [5 Years]         [XX%]

MARKET VALUE ADJUSTMENT FACTOR: [The Market Value Adjustment Factor is equal to:

                                                  N/365
                                [1 + A) / (1 + B)]        -     1



         where:

          A = the U.S. Treasury rate in effect at the beginning of the Guarantee Period for the length of the guarantee period selected.

          B  = .the current U.S.  Treasury rate as of the transaction date plus
               .005. Treasury rate period is determined by N/365 rounded to the next highest year.

          N  = the number of days remaining in the MVA Guarantee Period.]

         If the Treasury rate is not available for the period, the rate will be arrived at by interpolation. If no Treasury rates are available, an Index will be selected by the Company and approved by the State Insurance Commissioner.

         [MVA Waiver: For withdrawals from MVA Account Guarantee Period Option, after the first year in such Guarantee Period option, the Certificate Owner can make one withdrawal each Certificate Year of up to a total of 10% of each such Guarantee Period option of the MVA Account without the Market Value Adjustment.]

FIXED ACCOUNT:

         Minimum Guarantee Interest Rate:            3%
         Current Interest Rate as of Issue Date:     [X%]

RIDERS:

         [IRA ENDORSEMENT]

ADMINISTRATIVE OFFICE:

         [Great American Reserve Insurance Company            Great American Reserve Insurance Company
         Administrative Office                                Administrative Office
         P.O. Box 1927.....                          OR       11815 N. Pennsylvania Street
         Carmel, IN   46032                                   Carmel. IN   46032]
         (800) 824-2726
         (317) 817-3700


                                   DEFINITIONS

ACCOUNT(S): The Fixed Account, the MVA Account and the General Account and/or one or more of the Sub-Accounts of the Variable Account.

ACCUMULATION PERIOD: The period prior to the Annuity Date during which Purchase Payments may be made by an Owner.

ACCUMULATION UNIT: A unit of measure used to determine the value of a Certificate Owner's interest in a Sub-Account of the Variable Account during the Accumulation Period.

ADJUSTED  CERTIFICATE  VALUE: The Certificate Value less any applicable  Premium
Tax, and Certificate Maintenance Charge and plus the applicable Market Value Adjustment which may be positive or negative. This amount is applied to the applicable Annuity Tables to determine Annuity Payments.

AGE: The age of any Certificate Owner or Annuitant on his or her last birthday. For Joint Certificate Owners, all provisions which are based on age are based on the Age of the older of the Joint Certificate Owners.

ADMINISTRATIVE OFFICE: The office address indicated on the Certificate Schedule of the Certificate to which notices, requests and Purchase Payments must be sent. All sums payable to the Company under this Certificate or any Certificate are payable at the Administrative Office or an address designated by the Company in writing.

ANNUITANT: The natural person on whose life Annuity Payments are based. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY DATE: The date on which Annuity Payments begin. The Annuity Date is shown on the Certificate Schedule.

ANNUITY OPTIONS:  Options available for Annuity Payments.

ANNUITY PAYMENTS: The series of payments made to the Certificate Owner or any named payee after the Annuity Date under the Annuity Option selected.

ANNUITY PERIOD: The period of time beginning with the Annuity Date during which Annuity Payments are made.

ANNUITY UNIT: An accounting unit of measure used to calculate the amount of Annuity Payments.

AUTHORIZED REQUEST: A request, in a form satisfactory to the Company, which is received by the Administrative Office.

BENEFICIARY: The person(s) or entity(ies) who will receive the death benefit payable under this Certificate.

CERTIFICATE:   The  document  issued  to  a  Certificate  Owner  to  evidence  a
Certificate Owner's Account established under this Group Contract.

CERTIFICATE ANNIVERSARY:  An Anniversary of the Certificate Issue Date.

CERTIFICATE ISSUE DATE: The later of the date on the cover of the Certificate or the date Purchase Payments are received. The Certificate Issue Date is shown on the Certificate Schedule.

CERTIFICATE OWNER: A person who has established a Certificate Owner's Account under this Group Contract.

CERTIFICATE OWNER'S ACCOUNT: A record established for each Certificate to maintain values under this Group Contract.

CERTIFICATE VALUE: The dollar value as of any Valuation Period of all amounts in a Certificate Owner's Account.

CERTIFICATE WITHDRAWAL VALUE: The Certificate Value less any applicable Premium Tax, less any Contingent Deferred Sales Charge, less any applicable Certificate Maintenance Charge and plus any Market Value Adjustment which may be positive or negative.

CERTIFICATE YEAR: The first Certificate Year is the annual period which begins on the Certificate Issue Date. Subsequent Certificate Years begin on each anniversary of the Certificate Issue Date.

COMPANY:  Great American Reserve Insurance Company

CREDITED INTEREST RATE: The interest rate credited to the Certificate Owner's Account by the Company for any given Guarantee Period in the MVA Account or the Fixed Account. The Credited Interest Rates for the available Guarantee Periods for the MVA Account and the Fixed Account are shown on the Certificate Schedule.

EFFECTIVE DATE: The beginning date of a Guarantee Period with a Credited Interest Rate.

ELIGIBLE FUND: An investment entity that is made available for this Certificate.

FIXED ACCOUNT:  An investment option within the General Account.

FIXED ANNUITY: A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

GENERAL ACCOUNT: The Company's general investment account which contains all the assets of the company except for the Variable Account and any other segregated asset accounts.

GROUP CONTRACT OWNER: The person on entity to which this Group Contract is issued.

GUARANTEE PERIOD: The period for which the Credited Interest Rate is credited in the MVA Account. Each deposit or transfer to the MVA Account creates one or more new Guarantee Period(s). The Guarantee Periods selected by the Certificate Owner are shown on the Certificate Schedule.

MARKET VALUE ADJUSTMENT: An adjustment to the amount withdrawn or transferred from an MVA Account prior to the end of the applicable Guarantee Period. The adjustment reflects the change in the value of the funds withdrawn or transferred due to the change in the interest rates since the beginning of the Guarantee Period.

MVA ACCOUNT: A separate account which provides investment options where the Company guarantees the rate of interest for a specified Guarantee Period and where withdrawals or transfers may be subject to a Market Value Adjustment.

PORTFOLIO: A segment of an Eligible Fund which constitutes a separate and distinct class of shares.

PREMIUM TAX: Any premium taxes payable to any government entity and assessed against Purchase Payments or Certificate Value.

PURCHASE PAYMENT: A payment made by or for a Certificate Owner with respect to this Certificate. All payments must be made payable to the Company.

SUB-ACCOUNT: Variable Account assets are divided into Sub-Accounts. Assets of each Sub-Account will be invested in shares of an Eligible Fund or a Portfolio of an Eligible Fund.

VALUATION DATE: Each day on which the New York Stock Exchange ("NYSE") is open for business.

VALUATION PERIOD: The period of time beginning at the close of business of the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT: A separate account which provides investment options where the benefits are variable and are not guaranteed as to dollar amount,

WRITTEN REQUEST: A request in writing, in a form satisfactory to the Company, which is received by the Administrative Office.



                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS: The initial Purchase Payment for an Owner is due on the Certificate Issue Date. Subject to the maximum and minimum amounts shown on the Certificate Schedule, the Owner may make subsequent Purchase Payments and may increase or decrease or change the frequency of such payments. The Company reserves the right to reject any Application or Purchase Payment.

ALLOCATION OF PURCHASE PAYMENTS: Purchase Payments are allocated to the Fixed Account and/or to one or more of the MVA Account Guarantee Period options and/or to one or more Sub-Accounts of the Variable Account in accordance with the selections made by the Owner. The allocation of the initial Purchase Payment for an Owner is made in accordance with the selection made by the Owner at the Certificate Issue Date. Unless otherwise changed by the Owner, subsequent Purchase Payments are allocated in the same manner as the initial Purchase Payment. Allocation of the Purchase Payments is subject to the Allocation Guidelines shown on the Certificate Schedule. The Company reserves the right to allocate initial Purchase Payment to the Money Market Sub-Account (except for any amounts allocated to the Fixed Account and/or MVA Account) until the expiration of the Right to Examine Period.

                           SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNTS: The Separate Account consist of assets set aside by the Company, which are kept separate from that of the general assets and any other separate account assets of the Company.

VARIABLE ACCOUNT: The assets of the Variable Account will not be charged with liabilities arising out of any other business the Company may conduct.

The Variable Account assets are divided into Sub-Accounts. The assets of the Sub-Accounts are allocated to the Eligible Fund(s) and the Portfolio(s), if any, within an Eligible Fund. Should the shares of any such Eligible Fund(s) or any Portfolio(s) within an eligible Fund become unavailable for investment by the Variable Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or substitute shares of another Eligible Fund or Portfolio for shares already purchased under a Certificate.

VALUATION OF ASSETS: The assets of the Accounts are valued at their fair market value in accordance with procedures of the Company.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Variable Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a Sub-Account purchased or canceled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the request of the transaction is received at the Administrative Office.

ACCUMULATION UNIT VALUE: The Accumulation Unit Value for each Sub-Account is arbitrarily set initially at $10. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current period.

The Net Investment Factor for each Sub-Account is determined by dividing A by B and subtracting C where:

          A is (i) the net asset value per share of the Eligible Fund or Portfolio of an Eligible Fund held by the Sub-Account at the end of the current Valuation Period; plus

               (ii) any dividend or capital gains per share declared on behalf of such Eligible Fund or Portfolio that has an ex-dividend date within the current Valuation Period; plus

               (iii) a charge factor, if any, for any taxes or any tax reserve established by the Company as a result of the operation or maintenance of the Sub-Account.

          B is the net asset value per share of the Eligible Fund or Portfolio held by the Sub-Account for the immediately preceding Valuation Period.


          C is the Valuation Period equivalent of the per month Mortality and Expense Risk Charge, for the Administrative Charge and for the Distribution Charge, if any, which are shown on the Certificate Schedule.

The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

MORTALITY AND EXPENSE RISK CHARGE: Each Valuation Period, the Company deducts a Mortality and Expense Risk Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Mortality and Expense Risk charge compensates the Company for assuming the mortality and expense risks under this Certificate.

ADMINISTRATIVE CHARGE: Each Valuation Period, the Company deducts an Administrative Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Administrative Charge compensates the Company for the costs associated with the administration of this Certificate and the Variable Account.

DISTRIBUTION  EXPENSE  CHARGE:  Each  Valuation  Period,  the Company  deducts a
Distribution Expense Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Distribution charge compensates the Company for the costs associated with the distribution of Contracts and Certificates.

                             MVA ACCOUNT PROVISIONS

MVA ACCOUNT: The assets of the MVA Account will not be charged with liabilities arising out of any other business the Company may conduct.

Purchase Payments may be allocated to one or more of the MVA Account Guarantee Period options which are available at the time the Purchase Payment is made. The initial MVA Account Guarantee Period options are shown on the Certificate Schedule. In addition, during the Accumulation Period, Certificate Values can be transferred from the Variable Account and/or the Fixed Account to one or more of the MVA Account Guarantee Period options.

INTEREST TO BE CREDITED: The Credited Interest Rate for the Guarantee Period(s) of the MVA Account is shown on the Certificate Schedule. After the initial Guarantee Period, the Credited Interest Rate for any subsequent Guarantee Period of the MVA Account may change. All interest payable under this Certificate is compounded daily at the stated effective annual interest rate. In no event will the Credited Interest Rate be less than the Minimum Guaranteed Interest Rate, prior to the application of the Market Value Adjustment, specified on the Contract Schedule.

GUARANTEE PERIOD: The Current MVA Account Guarantee Period is shown on the Contract Schedule. During the thirty (30) days prior to the end of a current Guarantee Period, the Certificate Owner may renew for the same or any other Guarantee Period then available at the then Credited Interest Rate or may elect to transfer all or a portion of the amount to a Fixed Account option, if available, or to the Variable Account. Any transfer elected during the thirty
(30) days prior to the end of a current Guarantee Period will be made as of the date the request is received by the Company and will not be subject to any Market Value Adjustment.

If the Certificate Owner does not specify a Guarantee Period at the time of renewal, the Company will select and transfer to the same Guarantee Period as has just expired, so long as such Guarantee Period does not extend beyond the latest Annuity Date that can be selected by a Certificate Owner. If such Guarantee Period does extend beyond the latest Annuity Date, the Company will choose the one year period. If there is no Guarantee Period for the same period available, the one year period will be selected. If the one year period is no longer available, the next longest period available will be selected.

MULTIPLE GUARANTEE PERIODS: The Certificate Owner may elect one or more Guarantee Periods subject to the Company's underwriting rules. Multiple Guarantee Periods are treated separately for purposes of applying the Market Value Adjustment. The Company reserves the right to credit different Credited Interest Rates to the Certificate Value attributable:

     1.   to different Guarantee Periods; and

     2.   to Guarantee  Periods of the same  duration with  different  Effective
          Dates.

CHANGES IN GUARANTEE PERIOD: The Certificate Owner may, upon Written Request, change to any Guarantee Period then being offered by the Company with respect to contracts and certificates of this type and class. The Market Value Adjustment will apply to a change made at any time other than at the end of a Guarantee Period. The Market Value Adjustment will not apply to a change made at the end of a Guarantee Period if Written Request is received by the Company within thirty (30) days prior to the end of the Guarantee Period.

MARKET VALUE ADJUSTMENT: Any amount withdrawn, transferred or annuitized prior to the end of a Guarantee Period may be subject to a Market Value Adjustment. The Market Value Adjustment will be calculated by multiplying the amount withdrawn, transferred or annuitized by the formula shown on the Certificate Schedule.

There will be no Market Value Adjustment on withdrawals from the MVA Account in the following situations: (1) death benefit paid under this Certificate; (2) amounts withdrawn to pay fees or charges; (3) amounts withdrawn or transferred from the MVA Account during the thirty (30) days prior to the end of the Guarantee Period; (4) a Certificate Owner annuitizes this Certificate under an Annuity Option providing for at least sixty (60) monthly Annuity Payments; and
(5) any withdrawal subject to the MVA Waiver shown on the Certificate Schedule.

MVA ACCOUNT VALUES: The MVA Account portion of a Certificate at any time is equal to:

     1. The Purchase Payments allocated to the MVA Account on behalf of a Certificate Owner; plus

     2.   the Certificate Value transferred to the MVA Account; plus

     3.   interest credited to the Certificate Value in the MVA Account; less

     4. any prior withdrawals of Certificate Value in the MVA Account and any Contingent Deferred Sales Charge; less

     5.   any Certificate Value transferred from the MVA Account; less

     6. Certificate Maintenance Charges or Transfer Fees deducted from the Certificate Value allocated to the MVA Account.

Any subsequent Purchase Payments and transfers to the MVA Account will be allocated to a new Guarantee Period with a new Effective Date.

                            FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT VALUES: The Fixed Account portion of a Certificate at any time is equal to:

     1. the Purchase Payments allocated to the Fixed Account on behalf of a Certificate Owner; plus

     2.   the Certificate Value transferred to the Fixed Account; plus

     3.   interest credited to the Certificate Value in the Fixed Account; less

     4. any prior withdrawals of Certificate Value in the Fixed Account and any Contingent Deferred Sales Charge; less

     5.   any Certificate Value transferred from the Fixed Account; less

     6. Certificate Maintenance Charges or Transfer Fees deducted from the Certificate Value allocated to the Fixed Account.

INTEREST TO BE CREDITED: The Company guarantees that the interest to be credited to the Fixed Account will not be less than the Minimum Guaranteed Interest Rate shown on the Certificate Schedule. The Company may credit additional interest at its sole discretion for any Fixed Account option. The Fixed Account option and the Initial Current Interest Rate are shown on the Certificate Schedule.

                                CERTIFICATE VALUE

The Certificate Value for any Valuation Period is the sum of the Certificate Value in each of the Sub-Accounts of the Variable Account, the Certificate Value in the MVA Account and the Certificate Value in the Fixed Account.

The Certificate Value in a Sub-Account of the Variable Account is determined by multiplying the number of Accumulation Units allocated to the Certificate Owner's Account for the Sub-Account by the Accumulation Unit Value.

Withdrawals will result in the cancellation of Accumulation Units in a Sub-Account or a reduction in the Certificate Value in the Fixed Account or the MVA Account, as applicable.

                         CERTIFICATE MAINTENANCE CHARGE

DEDUCTION FOR CERTIFICATE MAINTENANCE CHARGE: During the Accumulation Period, on each Certificate Anniversary the Company will deduct a Certificate Maintenance Charge from the Certificate Value by reducing the Certificate Value in the Fixed Account and/or the MVA Account and by canceling Accumulation Units from each applicable Sub-Account to reimburse it for expenses relating to maintenance of a Certificate. The Certificate Maintenance Charge will be deducted first from the Fixed Account and if there is insufficient value in the Fixed Account, then the Certificate Maintenance Charge will be deducted from the MVA Account or the Sub-Account of the Variable Account with the largest balance. The Certificate Maintenance Charge is shown on the Certificate Schedule.

                                    TRANSFERS

TRANSFERS DURING THE ACCUMULATION PERIOD: Subject to any limitation imposed by the Company on the number of transfers during the Accumulation Period shown on the Certificate Schedule, a Certificate Owner may transfer all or part of this Certificate Value in the Fixed Account, the MVA Account or a Sub-Account by Authorized Request without the imposition of any Transfer Fee if there have been no more than the number of free transfers shown on the Certificate Schedule for the Certificate Year. All transfers are subject to the following:

     1. If more than the number of free transfers, shown on the Certificate Schedule, have been made in a Certificate Year, the Company will deduct a Transfer Fee, shown on the Certificate Schedule, for each subsequent transfer permitted. The Transfer Fee is deducted from the Account which is the source of the transfer. However, if the Certificate Owner's entire interest in an Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If there are multiple source Accounts, the Transfer Fee will be allocated first to the Fixed Account and then to the Sub-Account or the MVA Account with the largest balance involved in a transfer transaction.

     2. The minimum amount which can be transferred from a Sub-Account is shown on the Certificate Schedule. The minimum amounts which must remain in a Sub-Account, the Fixed and the MVA Account are shown on the Certificate Schedule. The maximum amounts which can be transferred from the Fixed Account or the MVA Account to the Variable Account are shown on the Certificate Schedule.

     3. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If a Certificate Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the instructions received from the Certificate Owner or other authorized persons. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Administrative Office.

TRANSFERS DURING THE ANNUITY PERIOD: Subject to any limitations imposed by the Company on the number of transfers during the Annuity Period shown on the Certificate Schedule, the Certificate Owner may transfer Annuity Units in accordance with the following::

     1. Transfers may be made upon written notice to the Company at least thirty
     (30) days before the due date of the first Annuity Payment for which the change will apply. Transfers will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next Annuity Payment, if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

     2. If more than the number of free transfers, shown on the Certificate Schedule, have been made in a Certificate Year, the Company will deduct a Transfer Fee, shown on the Certificate Schedule, for each subsequent transfer. The Transfer Fee is deducted from the Account which is the source of the transfer. However, if the Certificate Owner's entire interest in an Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If there are multiple source Accounts, the Transfer Fee will be allocated first to the Fixed Account and then to the Sub-Account or the MVA Account with the largest balance involved in the transfer transaction.

     3. The minimum amount which can be transferred from a Sub-Account is shown on the Certificate Schedule. The minimum amount which must remain in a Sub-Account after a transfer is shown on the Certificate Schedule.

     4. No transfers can be made between the General Account and the Variable Account.

     5. The Company reserves the right, at any time and without prior notice, to terminate, suspend or modify the transfer privilege described above.

If a Certificate Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with instructions received from the Certificate Owner or other authorized persons. All amounts and Annuity Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Administrative Office.

                              WITHDRAWAL PROVISIONS

WITHDRAWALS:  During the Accumulation  Period,  the Certificate  Owner may, upon
Written Request, make a total or partial withdrawal of the Certificate Withdrawal Value.

The Certificate Owner must specify by Written Request which Sub-Account or Guarantee Period of the MVA Account or Fixed Account, as applicable, is the source of the partial withdrawal.

A withdrawal from the MVA Account may be subject to a Market Value Adjustment.

The Company will pay the amount of any withdrawal from the Variable Account within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payment Provision is in effect.

Each partial withdrawal must be for an amount which is not less than the minimum amount shown on the Certificate Schedule. The minimum Certificate Value which must remain in a Sub-Account after a partial withdrawal is shown on the Certificate Schedule. The maximum amounts which can be withdrawn from the Fixed Account and/or the MVA Account are shown on the Certificate Schedule.

CONTINGENT DEFERRED SALES CHARGE: Upon a withdrawal of Certificate Value, a Contingent Deferred Sales Charge, as set forth on the Certificate Schedule, may be assessed.

WITHDRAWAL CHARGE: Upon a withdrawal of Certificate Value, a Withdrawal Charge, as set forth on the Certificate Schedule, may be assessed.

                            PROCEEDS PAYABLE ON DEATH

DEATH OF CERTIFICATE OWNER:

DURING THE ACCUMULATION PERIOD: Upon the death of the Certificate Owner, or any Joint Certificate Owner, during the Accumulation Period, the death benefit will be paid to the Beneficiary(ies) designated by the Certificate Owner. Upon the death of any Joint Certificate Owner, the surviving Joint Certificate Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

A Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. If the Beneficiary is the spouse of the Certificate Owner, he or she may elect to continue the Certificate at the then current Certificate Value in his or her own name and exercise all the Certificate Owner's right under the Certificate.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD: If death occurs prior to age 90, the death benefit will be the greater of:

     1. the total Purchase Payments, less any prior Adjusted Partial Withdrawals, accumulated at 5% per year up to the date of death . Adjusted Partial Withdrawals are equal to: the Partial Withdrawal multiplied by the Death Benefit just before the Partial Withdrawal, divided by the Certificate Value just before Partial Withdrawal; or

     2. the Certificate Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

If death occurs at age 90 or later, the death benefit will be the Certificate Value determined as of the end of the Valuation Period during which the Company received both due proof of death and an election for the payment method.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD: A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Certificate Owner or any Joint Certificate Owner during the Accumulation Period:

         Option 1 - lump sum payment of the death benefit; or

         Option 2 - the payment of the entire death benefit within 5 years of the date of the death of the Certificate Owner or any Joint Certificate Owner; or

         Option 3 - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Certificate Owner or any Joint Certificate Owner.

Any portion of the death benefit not applied under Option 3 within one year of the date of the Certificate Owner's death, must be distributed within five years of the date of death.

A spousal Beneficiary may elect to continue the Certificate in his or her own name at the then current Certificate Value, elect a lump sum payment of the death benefit or apply the death benefit to an Annuity Option.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision, as set forth on page 15 of this Certificate, is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death.

DURING THE ANNUITY PERIOD: If the Certificate Owner, or any Joint Certificate Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Certificate Owner's or Joint Certificate Owner's death. Upon the death of any Certificate Owner during the Annuity Period, the Beneficiary becomes the Certificate Owner. Upon the death of any Joint Certificate Owner during the Annuity Period, the surviving Joint Certificate Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.

DEATH OF ANNUITANT:

DURING THE ACCUMULATION PERIOD: Upon the death of an Annuitant, who is not the Owner, during the Accumulation Period, the Certificate Owner may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If no designation is made within thirty (30) days of the death of the Annuitant, the Certificate Owner will become the Annuitant effective as of the death of the Annuitant. If the Certificate Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Certificate Owner and a new Annuitant may not be designated.

DURING THE ANNUITY PERIOD: Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

     1.   a certified death certificate; or

     2. a certified decree of a court of competent jurisdiction as to the finding of death; or

     3.   any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY: The Beneficiary designation in effect on the Certificate Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the Certificate Owner.

Unless the Certificate Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

     1. to the Primary Beneficiary(ies) who survive the Certificate Owner's and/or the Annuitant's death, as applicable; or if there are none

     2. to the Contingent Beneficiary(ies) who survive the Certificate Owner's and/or the Annuitant's death, as applicable; or if there are none.

     3.   to the estate of the Certificate Owner.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies), the Certificate Owner may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). A change may be made by Written Request. The change will take effect as of the date the Written Request is signed. The Company will not be liable for any payment made or action taken before it records the change.

                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments from the Variable Account for a withdrawal or transfer for any period when:

     1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);or

     2.   trading on the New York Stock Exchange is restricted; or

     3. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

     4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Certificate Owners;

providing that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) or (3) exist.

The Company further reserves the right to postpone payments from the Fixed Account and the MVA Account for a period of up to six (6) months.

         CERTIFICATE OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

CERTIFICATE OWNER: The Certificate Owner has all interest and right to amounts held in this Certificate. The Certificate Owner is the person designated as such on the Certificate Issue Date, unless changed.

The Certificate Owner may change owners of the Certificate at any time by Written Request. A change of Certificate Owner will automatically revoke any prior designation of Certificate Owner. The change will become effective as of the date the Written Request is signed. The Company will not be liable for any payment made or action taken before it records the change..

JOINT CERTIFICATE OWNER: A Certificate may be owned by Joint Certificate Owners. If Joint Certificate Owners are named, any Joint Certificate Owner must be the spouse of the other Certificate Owner. Upon the death the either Joint Certificate Owner, the surviving spouse will be the Primary Beneficiary. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request.

GROUP CONTRACT OWNER: The Group Contract Owner has title to the Contract. The Contract and any amounts accumulated thereunder are not subject to the claims of the Group Contract Owner nor any of its creditors. The Group Contract Owner may transfer ownership of this Group Contract. Any transfer of ownership terminates the interest of any existing Group Contract Owner. It does not change the right of any Certificate Owner.

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Certificate Owner at the Certificate Issue Date, unless changed prior to the Annuity Date. In the event that the Annuitant dies prior to the Annuity Date, the Certificate Owner must designate a new Annuitant. If no new Annuitant is designated by the Certificate Owner within 30 days of the death of the Annuitant, effective as of the death of the Annuitant, the Certificate Owner becomes the Annuitant. The Annuitant may not be changed in a Certificate which is owned by a non-natural person. Any change of Annuitant is subject to the Company's underwriting rules in effect at the time the request is recorded by the Company.

ASSIGNMENT OF A CERTIFICATE: A Written Request specifying the terms of an assignment of a Certificate must be provided to the Administrative Office. The Company will not be liable for any payment made or action taken before it records the assignment. The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with Company consent.If the Certificate is assigned, the Certificate Owner's rights may only be exercised with the consent of the assignee of record.

                               ANNUITY PROVISIONS

GENERAL: On the Annuity Date, the Certificate Withdrawal Value will be applied under the Annuity Option selected by the Owner. The Certificate Owner may elect to have the Certificate Withdrawal Value applied to provide a Fixed Annuity, a Variable Annuity or a combination Fixed and Variable Annuity. The Certificate Value may be applied under the Annuity Option selected if the annuitization is after the 4th policy year and the option is life contingent or for a minimum of 5 years. If a combination is elected, the Certificate Owner must specify what part of the Certificate Withdrawal Value is to be applied to the Fixed and Variable Options.

ANNUITY DATE: The Annuity Date is selected by the Certificate Owner at the Certificate Issue Date, The Annuity Date must be the first day of a calendar month and must be at least ninety (90) days after the Certificate Issue Date. The Annuity Date may not be later than the earlier of when the Annuitant reaches attained age 90 or the maximum date permitted under the law of the state in which the Certificate is delivered.

Prior to the Annuity Date, the Certificate Owner, subject to the above, may change the Annuity Date by Written Request. Any change must be requested at least thirty (30) days prior to the new Annuity Date.

SELECTION OF AN ANNUITY OPTION: An Annuity Option may be selected by Written Request of the Certificate Owner. If no Annuity Option is selected, Option 2 with 120 monthly payments guaranteed will automatically be applied. Unless specified otherwise, that portion of the Certificate Withdrawal Value allocated to the Variable Account shall be used to provide a Variable Annuity and that portion of the Certificate Withdrawal Value allocated to the Fixed Account and the MVA Account will be used to provide a Fixed Annuity. Prior to the Annuity Date, the Owner can change the Annuity Option selected by Written Request. Any change must be requested at least thirty (30) days prior to the Annuity Date.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS: Annuity Payments are paid in monthly installments. The Certificate Withdrawal Value is applied to the Annuity Table for the Annuity Option selected. If the Certificate Withdrawal Value to be applied under an Annuity Option is less than $5,000, the Company reserves the right to make a lump sum payment in lieu of Annuity Payments. If the Annuity Payment would be or become less than $40, the Company reserves the right to reduce the frequency of payments to an interval which will result in each payment being at least $50.

ANNUITY OPTIONS: The following Annuity Options or any other annuity option acceptable to the Company may be selected:

     OPTION 1. INCOME FOR SPECIFIED PERIOD: We will pay an income for a specific number of years in equal installments. We guarantee these payments to be at least those shown in Table 1.

     OPTION 2. LIFE INCOME: We will pay equal monthly payments for a specified period certain and then for life. We guarantee these payments will be at least those shown in Table 2.

     OPTION 3. INCOME OF SPECIFIED AMOUNT: We will pay income of the specified amount until the principal and interest are exhausted.

     OPTION 4. JOINT AND SURVIVOR INCOME: We will pay equal monthly payments during the joint lifetime of the Annuitant and the named Beneficiary/Payee. We will determine the payment by the sex and Age of each person from Table
     4. The Annuitant must be at least 50 years old, and the Beneficiary/Payee must be at least 45 years old, at the time of the first monthly payment.


ANNUITY: If the Certificate Owner selects a Fixed Annuity, the Certificate Withdrawal Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. If the Certificate Owner selects a Variable Annuity, the Certificate Withdrawal Value will be allocated to the Sub-Accounts of the Variable Account in accordance with the selection made by the Certificate Owner, and the Annuity will be paid as a Variable Annuity. If no selection is made, the Certificate Withdrawal Value will be applied in the same proportions to the same Sub-Accounts as the allocations are at the time of election. Unless the Certificate Owner specifies otherwise, the payee of the Annuity Payments shall be the Certificate Owner. The Certificate Withdrawal Value will be applied to the applicable Annuity Table contained in the Certificate based upon the Annuity Option selected by the Certificate Owner. The amount of the first payment for each $1,000 of Certificate Withdrawal Value is shown in the Annuity Tables.

FIXED ANNUITY: The Certificate Owner may elect to have the Certificate Withdrawal Value applied to provide a Fixed Annuity.

The dollar amount of each Fixed Annuity Payment shall be determined in accordance with Annuity Tables contained in this Certificate which are based on the minimum guaranteed interest rate of 3% per year.

VARIABLE ANNUITY: The Certificate Owner may elect to have the Certificate Withdrawal Value applied to provide a Variable Annuity. Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the Certificate Withdrawal Value to the Sub-Accounts during the Annuity Period. Variable Annuity Payments are not guaranteed as to the dollar amount.

The dollar amount of the first Variable Annuity Payment is determined in accordance with the description above. The dollar amount of the Variable Annuity Payment for each applicable Sub-Account after the first Variable Annuity Payment is determined as follows:

     1. The dollar amount of the first Variable Annuity Payment is divided by the value of an Annuity Unit for each applicable Sub-Account as of the Annuity Date. This sets the number of Annuity Units for each monthly payment for the applicable Sub-Accounts.

     2. The fixed number of Annuity Units per payment in each Sub-Account is multiplied by the Annuity Unit Value for that Sub-Account for the last Valuation Period of the month preceding the month for which the payment is due. This result is the dollar amount of the payment for each applicable Sub-Account.

The total dollar amount of each Variable Annuity Payment is the sum of all Sub-Account Variable Annuity Payments reduced by the applicable portion of the Certificate Maintenance Charge.

ANNUITY UNIT: The value of any Annuity Unit for each Sub-Account of the Variable Account was set initially at $10.

The Sub-Account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:

     1. the Net Investment Factor for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-Account for the immediately preceding Valuation Period.

     2. The result in (1) is then divided by the Assumed Investment Rate Factor which equals 1.00 plus the Assumed Investment Rate for the number of days since the preceding Valuation Date. The Certificate Owner can choose either a 5% or a 3% Assumed Investment Rate.

MORTALITY TABLES: The mortality table used in establishing the Annuity Table is the Annuity 2000 Mortality Table.

The dollar amount of an Annuity Payment for any Age or combination of Ages not shown in the Tables or for any other form of Annuity Option agreed to by the Company will be provided by the Company upon request.

                               GENERAL PROVISIONS

THE CERTIFICATE: The entire certificate consists of this Certificate, the Application and any riders or endorsements attached to this Certificate. This Certificate may be changed or altered only by the President or Senior Vice President and the Secretary of the Company. A change or alteration must be made in writing.

MISSTATEMENT OF AGE: If the Age of any Annuitant has been misstated, any Annuity benefits payable will be the Annuity benefits provided by the correct Age. After Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayment will be deducted from future Annuity Payments until the total is repaid.

INCONTESTABILITY: This Certificate will not be contestable from the date of issue.

MODIFICATION: This Certificate may be modified in order to maintain compliance with applicable state and/or federal law.

NON-PARTICIPATING: This Certificate will not share in any distribution of dividends, profits or income of the Company.

EVIDENCE OF SURVIVAL: The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments are based.

PROOF OF AGE: The Company may require evidence of Age of any Annuitant and any Certificate Owner.

PROTECTION OF PROCEEDS: To the extent permitted by law, death benefits and Annuity Payments shall be free from legal process and the claim of any creditor other than the person entitled to them under any Certificate. No payment and no amount under this Certificate can be taken or assigned in advance of its payment date unless the Company receives the Certificate Owner's written consent.

REPORTS: At least once each calendar year, the Company will furnish each Owner with a report showing the Certificate Value and any other information as may be required by law. The Company will also furnish an annual report of the Variable Account.

PREMIUM TAXES: Any taxes paid to any governmental entity relating to the Certificate will be deducted from the Purchase Payment or Certificate Value. The Company may, in its sole discretion, pay taxes when due and deduct that amount from the Certificate Value at a later date. Payment at an earlier date does not waive any right the Company may have to deduct amounts at a later date.

OTHER TAXES: The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not is was sufficient. The Company will deduct any withholding taxes required by applicable law.

REGULATORY REQUIREMENTS: All values payable under any Certificate will not be less than the minimum benefits required by the laws and regulations of the states in which the Certificate is delivered.

                                     TABLE 1

                       INCOME FOR SPECIFIED PERIOD FACTORS

Installments shown are for each $1,000 of net Proceeds applied. Interest is 3%, and is subject to change as described in the Interest On Settlement Options
Section.

------------------- --------------------- -------------------- -------------------- --------------------
      Annual                                     Semi
      Years                Annual               Annual              Quarterly            Monthly *
------------------- --------------------- -------------------- -------------------- --------------------
         1                    N/A                  N/A                  N/A                  N/A
         2                    N/A                  N/A                  N/A                  N/A
         3                    N/A                  N/A                  N/A                  N/A
         4                    N/A                  N/A                  N/A                  N/A
         5                $211.99              $106.78               $53.59               $17.91
         6                 179.22                90.27                45.30                15.14
         7                 155.83                78.49                39.39                13.16
         8                 138.31                69.66                34.96                11.68
         9                 124.69                62.81                31.52                10.53
        10                 113.82                57.33                28.77                 9.61
        11                 104.93                52.85                26.52                 8.86
        12                  97.54                49.13                24.65                 8.24
        13                  91.29                45.98                23.08                 7.71
        14                  85.95                43.29                21.73                 7.26
        15                  81.33                40.96                20.56                 6.87
        16                  77.29                38.93                19.54                 6.53
        17                  73.74                37.14                18.64                 6.23
        18                  70.59                35.56                17.84                 5.96
        19                  67.78                34.14                17.13                 5.73
        20                  65.26                32.87                16.50                 5.51
------------------- --------------------- -------------------- -------------------- --------------------

* Equal monthly payment for the number of years elected, not to exceed 25 years. Payments will begin on the option date.

                                     TABLE 2

               MONTHLY INCOME FOR LIFE WITH GUARANTEED PERIOD OF:

Equal monthly payments for a guaranteed period of 10, 15 or 20 years as elected and for life thereafter as shown in the table below. Amount of each monthly installment per $1,000 net proceeds. Amounts based on Annuity 2000 Mortality
Tables and 3% interest.

                                                           MALE

--------------- --------------- -------------- --------------        -------------- -------------- --------------- --------------
 AGE OF PAYEE         10             15             20               AGE OF PAYEE        10              15             20
                    YEARS           YEARS          YEARS                                YEARS          YEARS           YEARS
--------------- --------------- -------------- --------------        -------------- -------------- --------------- --------------
      25             $3.08          $3.08           3.07                  53            $4.25           $4.20          $4.12
      26              3.10           3.10           3.09                  54             4.33            4.27           4.18
      27              3.12           3.12           3.11                  55             4.41            4.34           4.24
      28              3.15           3.14           3.14                  56             4.49            4.42           4.30
      29              3.17           3.17           3.16                  57             4.58            4.49           4.36
      30              3.20           3.19           3.19                  58             4.68            4.58           4.43
      31              3.22           3.22           3.21                  59             4.78            4.66           4.49
      32              3.25           3.25           3.24                  60             4.88            4.75           4.56
      33              3.28           3.28           3.27                  61             4.99            4.84           4.62
      34              3.31           3.31           3.30                  62             5.10            4.93           4.69
      35              3.34           3.34           3.33                  63             5.23            5.03           4.75
      36              3.38           3.37           3.36                  64             5.35            5.13           4.82
      37              3.41           3.40           3.39                  65             5.48            5.22           4.88
      38              3.45           3.44           3.42                  66             5.62            5.33           4.94
      39              3.49           3.48           3.46                  67             5.77            5.43           5.00
      40              3.53           3.52           3.50                  68             5.92            5.53           5.06
      41              3.57           3.56           3.53                  69             6.07            5.63           5.11
      42              3.62           3.60           3.57                  70             6.23            5.73           5.16
      43              3.66           3.64           3.62                  71             6.39            5.83           5.21
      44              3.71           3.69           3.66                  72             6.56            5.93           5.25
      45              3.76           3.74           3.70                  73             6.73            6.02           5.29
      46              3.81           3.79           3.75                  74             6.90            6.11           5.33
      47              3.87           3.84           3.80                  75             7.08            6.20           5.36
      48              3.92           3.89           3.85                  76             7.25            6.28           5.39
      49              3.98           3.95           3.90                  77             7.43            6.35           5.41
      50              4.05           4.01           3.95                  78             7.61            6.42           5.43
      51              4.11           4.07           4.00                  79             7.78            6.49           5.45
      52              4.18           4.13           4.06                  80             7.95            6.55           5.46
--------------- --------------- -------------- --------------        -------------- -------------- --------------- --------------

                                     TABLE 2

              MONTHLY INCOME FOR LIFE WITH A GUARANTEED PERIOD OF:

Equal monthly payments for a guaranteed period of 10, 15 or 20 years as elected and for life thereafter as shown in the table below. Amount of each monthly installment per $1,000 net proceeds. Amounts based on Annuity 2000 Mortality
Tables and 3% interest.

                                                          FEMALE

--------------- --------------- -------------- --------------        -------------- -------------- --------------- --------------
 AGE OF PAYEE         10             15             20               AGE OF PAYEE        10              15             20
                    YEARS           YEARS          YEARS                                YEARS          YEARS           YEARS
--------------- --------------- -------------- --------------        -------------- -------------- --------------- --------------
      25             $2.99          $2.99          $2.99                  53            $3.99           $3.96          $3.92
      26              3.01           3.01           3.00                  54             4.06            4.02           3.97
      27              3.03           3.03           3.02                  55             4.13            4.09           4.03
      28              3.05           3.05           3.04                  56             4.20            4.16           4.09
      29              3.07           3.07           3.06                  57             4.28            4.23           4.15
      30              3.09           3.09           3.09                  58             4.36            4.30           4.22
      31              3.11           3.11           3.11                  59             4.45            4.38           4.28
      32              3.14           3.14           3.13                  60             4.54            4.46           4.35
      33              3.16           3.16           3.15                  61             4.63            4.55           4.42
      34              3.19           3.19           3.18                  62             4.73            4.64           4.49
      35              3.22           3.21           3.21                  63             4.84            4.73           4.57
      36              3.24           3.24           3.23                  64             4.95            4.83           4.64
      37              3.27           3.27           3.26                  65             5.07            4.93           4.71
      38              3.30           3.30           3.29                  66             5.20            5.03           4.78
      39              3.34           3.33           3.32                  67             5.33            5.14           4.85
      40              3.37           3.36           3.35                  68             5.47            5.25           4.92
      41              3.41           3.40           3.39                  69             5.62            5.36           4.99
      42              3.44           3.44           3.42                  70             5.78            5.47           5.05
      43              3.48           3.47           3.46                  71             5.94            5.58           5.11
      44              3.52           3.51           3.50                  72             6.11            5.70           5.17
      45              3.57           3.55           3.54                  73             6.29            5.81           5.22
      46              3.61           3.60           3.58                  74             6.48            5.92           5.27
      47              3.66           3.64           3.62                  75             6.67            6.03           5.31
      48              3.71           3.69           3.66                  76             6.86            6.13           5.35
      49              3.76           3.74           3.71                  77             7.06            6.22           5.38
      50              3.81           3.79           3.76                  78             7.26            6.31           5.40
      51              3.87           3.85           3.81                  79             7.46            6.39           5.43
      52              3.93           3.90           3.86                  80             7.66            6.47           5.45
--------------- --------------- -------------- --------------        -------------- -------------- --------------- --------------



                                     TABLE 3

                      EQUAL PAYMENTS OF A SPECIFIED AMOUNT

    Equal monthly payments of at least $4.71 per month for each $1,000 of proceeds. Payments will begin on the option date and will continue until the proceeds and interest at the rate of 3.00% compounded annually are exhausted.

                                     TABLE 4

                        JOINT AND SURVIVOR INCOME FACTORS

    We will furnish values for age or sex combinations not shown in the table on request.

                                                                     Male Age
                           _____________________________________________________________________________________________
 Female Age                  45                50               55                60               65                70
     45                    $3.34            $3.41             $3.46            $3.50             $3.54             $3.58
     50                     3.44             3.54              3.62             3.69              3.74              3.79
     55                     3.53             3.66              3.79             3.90              3.99              4.06
     60                     3.60             3.78              3.95             4.12              4.27              4.38
     65                     3.66             3.87              4.10             4.34              4.57              4.77
     70                     3.71             3.95              4.22             4.54              4.87              5.19

    Installments shown are monthly and are for each $1,000 of net Proceeds applied.

    Based on Annuity 2000 Tables and 3% interest: Amounts are subject to change as described in the Interest On Settlement Options Section.



                    GREAT AMERICAN RESERVE INSURANCE COMPANY
                                   FIXED FUND
            ACCUMULATION TABLE FOR FLEXIBLE PREMIUM DEFERRED ANNUITY
                           $1,000 FOR FIRST FIVE YEARS
                           GUARANTEED SURRENDER VALUE*

---------------------------- ------------------------- -------------------------- --------------------------
          End of                   Accumulated
          Policy                      Value                   Accumulated                 Surrender
           Year                      Increase                    Value                      Value
---------------------------- ------------------------- -------------------------- --------------------------
             1                       1,030.00                  1,030.00                     967.21
             2                       1,060.90                  2,090.90                   1,965.54
             3                       1,092.73                  3,183.63                   3,002.73
             4                       1,125.51                  4,309.14                   4,080.68
             5                       1,159.27                  5,468.41                   5,200.28
---------------------------- ------------------------- -------------------------- --------------------------
             6                        164.05                   5,632.46                   5,399.36
             7                        168.97                   5,801.44                   5,613.04
             8                        174.04                   5,975.48                   5,835.48
             9                        179.26                   6,154.74                   6,064.74
            10                        184.64                   6,339.39                   6,289.39
---------------------------- ------------------------- -------------------------- --------------------------
            11                        190.18                   6,529.57                   6,509.57
            12                        195.89                   6,725.45                   6,725.45
            13                        201.76                   6,927.22                   6,927.22
            14                        207.82                   7,135.03                   7,135.03
            15                        214.05                   7,349.09                   7,349.09
---------------------------- ------------------------- -------------------------- --------------------------
            16                        220.47                   7,569.56                   7,569.56
            17                        227.09                   7,796.64                   7,796.64
            18                        233.90                   8,030.54                   8,030.54
            19                        240.92                   8,271.46                   8,271.46
            20                        248.14                   8,519.60                   8,519.60
---------------------------- ------------------------- -------------------------- --------------------------
            21                        255.59                   8,775.19                   8,775.19
            22                        263.26                   9,038.45                   9,038.45
            23                        271.15                   9,309.60                   9,309.60
            24                        279.29                   9,588.89                   9,588.89
            25                        287.67                   9,876.56                   9,876.56
---------------------------- ------------------------- -------------------------- --------------------------
            26                        296.30                   10,172.85                  10,172.85
            27                        305.19                   10,478.04                  10,478.04
            28                        314.34                   10,792.38                  10,792.38
            29                        323.77                   11,116.15                  11,116.15
            30                        333.48                   11,449.64                  11,449.64
---------------------------- ------------------------- -------------------------- --------------------------
            31                        343.49                   11,793.13                  11,793.13
            32                        353.79                   12,146.92                  12,146.92
            33                        364.41                   12,511.33                  12,511.33
            34                        375.34                   12,886.67                  12,886.67
            35                        386.60                   13,273.27                  13,273.27
---------------------------- ------------------------- -------------------------- --------------------------
            36                        398.20                   13,671.46                  13,671.46
            37                        410.14                   14,081.61                  14,081.61
            38                        422.45                   14,504.06                  14,504.06
            39                        435.12                   14,939.18                  14,939.18
            40                        448.18                   15,387.35                  15,387.35
---------------------------- ------------------------- -------------------------- --------------------------

*Values Shown are Based on an Interest Rate of 3% for All Years.


                    GREAT AMERICAN RESERVE INSURANCE COMPANY
                          11815 N. PENNSYLVANIA STREET
                           CARMEL, INDIANA 46032-4572
                                 (317) 817-3700
















                          INDIVIDUAL FIXED AND VARIABLE
                               ANNUITY CERTIFICATE
                                NON-PARTICIPATING
32-4008C